Exhibit 4.1

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: May 1, 2024

$750,000.00

PROMISSORY NOTE

THIS PROMISSORY NOTE (the “Note”) is issued by Scorpius Holdings, Inc., a Delaware corporation (the “Company”).

FOR VALUE RECEIVED, the Company promises to pay to Elusys Holdings Inc. or its registered assigns (the “Holder”), the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (“Principal Amount”) together with simple interest on the outstanding Principal Amount at a rate of one percent (1%) per annum until paid in full. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments of interest and principal under the Note shall be in lawful money of the United States of America. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, or (f) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Event of Default” shall have the meaning set forth in Section 3(a).

“Maturity Date” shall have the meaning set forth in Section 2.

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of the Note and regardless of the number of instruments which may be issued to evidence such Note.

“Outstanding Balance” shall mean the Principal Amount of this Note and any accrued and unpaid interest as of the applicable date.

“Principal Amount” means Seven Hundred Fifty Thousand Dollars ($750,000).

Section 2. Maturity. On July 1, 2024 (the “Maturity Date”), the entire outstanding Principal Balance and all accrued interest of this Note shall become fully due and payable at the request of Holder.

Section 3. Events of Default.

(a)            The Company must notify the Holder within one (1) Business Day after it has become aware of an Event of Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which declaration and notice shall not be required in the case of an Event of Default under this Section 5(b)), this Note shall accelerate and the Outstanding Balance shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(i)                  The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable; or

(ii)                There is a Bankruptcy Event.

(b)            If any Event of Default occurs, the outstanding principal amount of this Note and all other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Upon the payment in full of such amounts, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable Law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4. Miscellaneous.

(a)            Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next Business Day delivery, as follows:

If to the Company: Scorpius Holdings, Inc.

627 Davis Drive, Suite 300

Morrisville, NC 27560

Attention: William Ostrander, CFO

E-mail:

with a copy to: Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Leslie Marlow, Esq.

Telephone No.: (212) 885-5358

E-mail:

If to Holder: Address on file with the Company

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(b)            Absolute Obligation; Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new Note under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of the new Note.

(d)            Exclusive Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All Actions arising out of or relating to this Note shall be heard and determined exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware and the appellate court(s) therefrom). The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or in the event, but only in the event, that if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware and the appellate court(s) therefrom) for the purpose of any Action arising out of or relating to this Note or the transactions brought by any party hereto, (ii) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Note may not be enforced in or by the above-named courts, and (iii) agree that such party will not bring any Action arising out of or relating to this Note in any court other than the Court of Chancery of the State of Delaware (or in the event, but only in the event, that if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware and the appellate court(s) therefrom). Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6(b) shall be deemed effective service of process on such party. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable Law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

(e)            Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f)             Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, as long as the essential terms and conditions of this Note for each party remain valid, binding, and enforceable.

(g)            Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at Law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at Law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Note against impairment.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

SCORPIUS HOLDINGS, INC.

By: ________________________

Name: William Ostrander

Title: Chief Financial Officer